EXHIBIT 23.1


                         HYPERMEDIA COMMUNICATIONS, INC.

                       CONSENT OF INDEPENDENT ACCOUNTANTS



     We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-67172) HyperMedia Communications, Inc. of our report dated February 7, 1997, except for Note 5, which is as of March 19, 1997, appearing on page 24 of this Annual Report on Form 10-K.


/s/ Price Waterhouse LLP


PRICE WATERHOUSE LLP
San Jose, California
March 24, 1996